Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

I, Charles A. Hundt, Interim Chief Financial Officer and Vice President, Controller of Angie’s List, Inc., certify that (i) the quarterly report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Angie’s List, Inc.

/s/ Charles A. Hundt
Charles A. Hundt
Interim Chief Financial Officer and Vice President, Controller
(Principal Financial Officer)

April 25, 2013
Date